Owl Creek Founder Jeff Altman Joins Anterix Board of Directors

Owl Creek is Anterix’s largest shareholder and Altman will bring a wealth of financial acumen to the Anterix Board of Directors

WOODLAND PARK, NJ, February 14, 2023 — Anterix Inc., (NASDAQ: ATEX), today announced the appointment of Mr. Jeffery Altman, Founding Partner and Chief Portfolio Manager at Owl Creek Asset Management L.P. ("Owl Creek"), to its Board of Directors (“the Board”) as an independent director and member of the Strategy Committee, effective February 13, 2023.

Mr. Altman, who leads Owl Creek’s investment group and directs all research and trading activities, brings extensive experience driving shareholder value to the Anterix Board. Investment funds managed by Owl Creek are collectively Anterix’s largest shareholder and investors in the company since 2014. Prior to founding Owl Creek, Altman served in various positions at Franklin Mutual and at Heine Securities Corporation, including vice president, portfolio manager, analyst, and trader.

“Owl Creek has been a strong supporter of Anterix’s mission since the beginning of our journey, and Jeff has been an extremely valuable resource for me over the years,” said Rob Schwartz, President & CEO of Anterix. “We welcome Jeff to the Board, and I am excited to bring his considerable experience and input to our Board in this important year ahead.”

“We believe in the team at Anterix, and their pioneering vision, and we would like to help ensure that everything possible is being done to advance customer contract signings expeditiously," said Altman. “Despite the disappointing share price performance due, in part, to the slow pace of the customer contract process, we believe in the business plan and in the pipeline opportunity, which we expect will be in excess of $3 billion and allow significant return of value to shareholders. We will focus first and foremost on the best ways to efficiently maximize shareholder value, including share buybacks and/or special dividends. Going forward we will also continue to actively assess both the business plan and Anterix's pipeline opportunities to ensure that we are on the right path.”

Altman continued “I echo Rob’s belief that it’s just a matter of when, not if, utilities and potentially others sign long-term contracts for Anterix’s valuable spectrum. I intend to work with the Board to ensure management actively evaluates potentially accretive opportunities including strategic initiatives, and merger and/or acquisition opportunities, and engages in other key initiatives concerning Anterix's business plans, board composition, governance, management, and capitalization.”

About Anterix
At Anterix, we are focused on delivering transformative private broadband that enables the modernization of critical infrastructure for the energy, transportation, logistics and other sectors of our economy. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska, and Puerto Rico, we are uniquely positioned to enable the private LTE solutions that support secure, resilient and customer-controlled operations. For more information, visit: www.anterix.com.

Forward Looking Statements
Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Any such forward-looking statements are based on our management’s current expectations and are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) we may not be successful in commercializing our spectrum assets to our targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) we may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) we have a limited operating history with our current business plan, which makes it difficult to evaluate our prospects and future financial results and our business activities, strategic approaches and plans may not be successful; and (iv) the value of our spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time. These documents are available on our website at www.anterix.com under the Investor Relations section and on the SEC's website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts
Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
973-531-4397
nvecchiarelli@anterix.com